Exhibit 99.1

Unaudited Pro Forma Consolidated Financial Information

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Balance Sheet

As of September 30, 2013

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2013 for the Company presents the disposition of a portfolio sale of 16 non-core hotel properties as if the disposition occurred on September 30, 2013.    On December 18, 2013, the Company closed on the sale of 12 hotel properties included in the 16 non-core hotel properties.  The Company expects the closing of the remaining four non-core hotel properties to occur prior to the end of the first quarter of 2014,  which is subject to receipt of third party consents.

This unaudited pro forma consolidated balance sheet should be read in conjunction with (i) the Company’s unaudited financial statements as of and for the nine months ended September 30, 2013 included in our Quarterly Report on Form 10-Q, filed with the SEC on November 7, 2013, (ii) the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2013,  related to this disposition, and (iii) the notes to the pro forma consolidated balance sheet included in this Form 8-K. In management’s opinion, adjustments necessary to reflect the effects of the disposition have been made based on management’s best estimate.

The following unaudited pro forma consolidated balance sheet is not necessarily indicative of the financial condition of the Company assuming such disposition had been completed as of September 30, 2013, nor is it indicative of the future financial condition of the Company.

	As of September 30, 2013
	(A)	(B)	(C)
	Historical	Portfolio Sale Part I	Portfolio Sale Part II	Pro Forma
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets	$1,487,605	$-	$-	$1,487,605
Investment in Unconsolidated Joint Ventures	14,251	-	-	14,251
Development Loans Receivable	-	-	-	-
Cash and Cash Equivalents	46,588	122,300	11,000	179,888
Escrow Deposits	30,175	-	-	30,175
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts	11,344	-	-	11,344
Deferred Financing Costs, Net of Accumulated Amortization	8,344	-	-	8,344
Due from Related Parties	6,318	-	-	6,318
Intangible Assets, Net of Accumulated Amortization	8,023	-	-	8,023
Deposits on Hotel Acquisitions	15,486	-	-	15,486
Other Assets	24,927	-	-	24,927
Hotel Assets Held for Sale	178,695	(122,210)	(56,485)	-

Total Assets	$1,831,756	$90	$(45,485)	$1,786,361

Liabilities and Equity:
Line of Credit	$79,700	$-	$-	$79,700
Unsecured Term Loan	150,000	-	-	150,000
Unsecured Notes Payable	51,548	-	-	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt	568,496	-	-	568,496
Accounts Payable, Accrued Expenses and Other Liabilities	34,465	-	-	34,465
Dividends and Distributions Payable	15,950	-	-	15,950
Due to Related Parties	7,224	-	-	7,224
Liabilities Related to Hotel Assets Held for Sale	79,291	(33,262)	(46,029)	-

Total Liabilities	986,674	(33,262)	(46,029)	907,383

Redeemable Noncontrolling Interests - Common Units	$-	$-	$-	$-

Equity:
Shareholders' Equity:
Preferred Shares	76	-	-	76
Common Shares: Class A	2,027	-	-	2,027
Common Shares: Class B	-	-	-	-
Accumulated Other Comprehensive Loss	(422)	-	-	(422)
Additional Paid-in Capital	1,198,760	-	-	1,198,760
Distributions in Excess of Net Income	(383,991)	33,352	544	(350,095)
Total Shareholders' Equity	816,450	33,352	544	850,346

Noncontrolling Interests:
Noncontrolling Interests - Common Units	28,786	-	-	28,786
Noncontrolling Interests - Consolidated Variable Interest Entity	(154)	-	-	(154)
Total Noncontrolling Interests	28,632	-	-	28,632

Total Equity	845,082	33,352	544	878,978

Total Liabilities and Equity	$1,831,756	$90	$(45,485)	$1,786,361

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the

Pro Forma Consolidated Balance Sheet

As of September 30, 2013

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the Company’s unaudited consolidated balance sheet as of September 30, 2013 as filed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.

(B)

Represents the adjustment to reflect the portfolio sale of 12 non-core hotel properties, which includes the sale of assets with a net book value of approximately $122.2 million, the repayment of consolidated mortgage debt with an aggregate principal balance of $33.2 million, and net proceeds of approximately $122.3 million after the repayment of debt.

(C)

Represents the adjustment to reflect the probable sale of the remaining four non-core hotel properties, which are under contract to be sold and such sale is expected to occur during the first quarter of 2014.  This closing is estimated to generate net proceeds of $11.0 million, the sale of assets with a net book value of approximately $56.4 million, and the assumption by BRE NE of mortgage debt with an aggregate principal balance of $46.0 million as of September 30, 2013.  The Company estimated the net proceeds for this disposition based on the closing costs incurred for the sale of the 12 non-core properties noted above.

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2012

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 for the Company presents the disposition of a portfolio sale of 16 non-core hotel properties as if the disposition occurred on January 1, 2012.    On December 18, 2013, the Company closed on the sale of 12 hotel properties included in the 16 non-core hotel properties.  The Company expects the closing of the remaining four non-core hotel properties to occur prior to the end of the first quarter of 2014, which is subject to receipt of third party consents.

This unaudited pro forma consolidated statement of operations should be read in conjunction with (i) the Company’s audited financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K, (ii) the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2013, related to this disposition, and (iii) the notes to the unaudited pro forma consolidated statement of operations included in this Form 8-K. In management’s opinion, adjustments necessary to reflect the effects of the disposition have been made based on management’s best estimate.

The following unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of the Company would have been assuming such acquisition had been completed as of January 1, 2012, nor is it indicative of the results of operations for future periods.

	For the Year Ended December 31, 2012
	(A)	(B)	(C)
	Historical	Portfolio Sale I	Portfolio Sale II	Pro Forma
Revenue:
Hotel Operating Revenues	$356,005	$(37,907)	$(14,928)	$303,170
Interest Income from Development Loans	1,998	-	-	1,998
Other Revenues	212	-	-	212
Total Revenues	358,215	(37,907)	(14,928)	305,380

Operating Expenses:
Hotel Operating Expenses	196,119	(21,955)	(9,157)	165,007
Hotel Ground Rent	835	-	-	835
Real Estate and Personal Property Taxes and Property Insurance	22,527	(2,108)	(852)	19,567
General and Administrative (including Share Based Payments)	23,427	(8)	(2)	23,417
Acquisition and Terminated Transaction Costs	1,187	-	-	1,187
Depreciation and Amortization	57,364	(5,589)	(2,659)	49,116
Total Operating Expenses	301,459	(29,660)	(12,670)	259,129

Operating Income	56,756	(8,247)	(2,258)	46,251

Interest Income	1,311	-	-	1,311
Interest Expense	43,967	(3,795)	(2,876)	37,296
Other Expense	788	(2)	(6)	780
Loss on Debt Extinguishment	3,324	(135)	-	3,189
Income Before Loss from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	9,988	(4,315)	624	6,297

Loss from Unconsolidated Joint Ventures	(232)	-	-	(232)
Loss from Remeasurement of Investment in Unconsolidated Joint Venture	(1,892)	-	-	(1,892)
Loss from Unconsolidated Joint Venture Investments	(2,124)	-	-	(2,124)

Income Before Income Taxes	7,864	(4,315)	624	4,173

Income Tax Benefit	3,355	-	-	3,355

Income from Continuing Operations	$11,219	$(4,315)	$624	$7,528

Earnings Per Share:
Basic	$0.06			$0.04
Diluted	$0.06			$0.04

Weighted Average Common Shares Outstanding:
Basic	187,415,270			187,415,270
Diluted	187,415,270			187,415,270

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2012

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the Company’s Consolidated Statement of Operations for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K, excluding discontinued operations.

(B)

Represents the reclassification from continuing operations of the operating results related to the portfolio sale of 12 non-core hotel properties.  The reclassification of these hotel properties resulted in a reduction of approximately $4.3 million of income from continuing operations.

(C)

Represents the reclassification from continuing operations of the operating results related to the remaining four non-core hotel properties, which are under contract to be sold and such sale is expected to occur during the first quarter of 2014.  The reclassification of these hotel properties resulted in an increase of approximately $0.6 million of income from continuing operations.